SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2012

MS Structured Asset Corp. on behalf of TILES Trust No. 2005-1

(Exact Name of Registrant as Specified in Charter)

Delaware	333-101155	13-4026700
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Attention: Joshua Schanzer 1585 Broadway, 3rd Floor New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-761-2457

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8                      Other Events

Item 8.01                      Other Events

On July 16, 2012, Morgan Stanley Capital Services LLC (“MSCS”), the swap counterparty to TILES Trust No. 2005-1 under an interest rate swap transaction dated January 6, 2006 (the "ISDA Agreement"), provided notice to the Trust and the Trustee that in accordance with the terms of the ISDA Agreement MSCS, as the Non-Affected Party has calculated the amount due to MSCS under Section 6(e) of the ISDA Agreement in connection with the Trust Wind-Up Event and Additional Termination Event under the ISDA Agreement that occurred on July 12, 2012.  As a result of the amount payable to MSCS, the funds available for distribution to the holders of the Units on July 18, 2012 will be equal to $459.98 of Principal per $1,000 Unit and $10.17 of Interest Accrued and Unpaid per $1,000 Unit.  A copy of the notice received from MSCS is attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  July 18, 2012

MS STRUCTURED ASSET CORP.
(Registrant)

By: /s/  In-Young Chase
Name:  In-Young Chase
Title:    Vice President

EXHIBIT INDEX

Exhibit 99.1        Statement Under Section 6(d)(i) of the ISDA Master Agreement, dated July 16, 2012 (attachments omitted).